UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2016, the Executive Compensation Committee of State Street Corporation’s Board of Directors approved an amendment to State Street’s Executive Supplemental Retirement Plan to eliminate the generally applicable annual defined contribution credits for the 2016 compensation year. As participants in the plan, the amendment affects each of our current “named executive officers” identified for compensation disclosure purposes in State Street’s definitive proxy statement for its 2015 annual meeting of shareholders. In general, the plan provides all of our current named executive officers with a defined contribution retirement benefit and all of our current named executive officers, other than Michael F. Rogers and Michael W. Bell, with a frozen defined benefit. The plan is described in State Street’s definitive proxy statement for its 2015 annual meeting of shareholders.

Pursuant to the January 2016 amendment, for each of our current named executive officers, both the $200,000 annual defined contribution credit and the $200,000 annual defined contribution deferred stock grant were reduced to zero for the 2016 plan year (with contributions for that year otherwise scheduled to be credited in the first quarter of 2017). The amendment does not affect contributions for plan years subsequent to 2016. Such contributions for the 2015 plan year were similarly eliminated in December 2014.

Our current named executive officers identified for compensation disclosure purposes in State Street’s definitive proxy statement for its 2015 annual meeting of shareholders are: Joseph L. Hooley, Chairman and Chief Executive Officer; Michael F. Rogers, President and Chief Operating Officer; James S. Phalen, Vice Chairman; and Michael W. Bell, Executive Vice President and Chief Financial Officer. Joseph C. Antonellis, formerly our Vice Chairman, retired from State Street in 2015 and is no longer eligible for contributions under the plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ Sean P. Newth
	Name:	Sean P. Newth
	Title:	Senior Vice President, Chief Accounting Officer and Controller
Date: January 21, 2016